PRINCIPAL INVESTORS FUND, INC.
                              INTERNATIONAL FUND I
                             INTERNATIONAL SMALLCAP
                        PROSPECTUS/INFORMATION STATEMENT

This prospectus/information statement is being furnished in connection with a special meeting of the shareholders of the International SmallCap Fund, a series of Principal Investors Fund, Inc. ("Investors Fund") to be held at 2:00 p.m. C.D.T., on May 14, 2003, at the offices of Principal Management Corporation, 680 8th Street, Des Moines, Iowa 50392-0200.

At the meeting, shareholders of the International SmallCap Fund will vote on a Plan of Acquisition ("Plan"). Under the Plan, if approved, the International Fund I (the "International Fund"), another series of the Investors Fund, will acquire all the assets and assume all the liabilities of the International SmallCap Fund and issue in exchange shares of its Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class, and Class J common stock. The International SmallCap Fund will immediately redeem all its outstanding Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class, and Class J shares by distributing the International Fund shares of the same classes to its shareholders. As a result, a shareholder of the International SmallCap Fund will have the same amount invested in the same share class of the International Fund that the shareholder had invested in those share classes of the International SmallCap Fund at the effective time. The manager of the Investors Fund, Principal Management Corporation, has agreed to pay all expenses incurred by the International SmallCap Fund in connection with the Plan.

The International SmallCap Fund and the International Fund are each a series of the Investors Fund, which is a Maryland corporation organized by Principal Life Insurance Company ("Principal Life") and registered as an open-end, management investment company under the Investment Company Act of 1940 (the "Investment Company Act"). The primary investment objective of the International SmallCap Fund and the International Fund is to seek long-term growth of capital. The International SmallCap Fund pursues the investment objective by investing at least 80% of its assets in common stocks of non-U.S. companies having a market capitalization of $2 billion or less while the International Fund may invest all of its assets in common stocks of non-U.S. companies having small, medium or large market capitalizations.

This prospectus/information statement sets forth concisely the information you should know before voting on the proposed Plan. You should retain it for future reference.

The prospectus and Statement of Additional Information for the International Fund and the International SmallCap Fund, dated March 1, 2003, have been filed with the Securities and Exchange Commission ("SEC") and are available without charge by writing to the Investors Fund or its manager at their principal executive offices, 680 8th Street, Des Moines, Iowa 50392-2080 or by telephoning toll-free 1-800-247-4123. The prospectus of the International Fund and the International SmallCap Fund, dated March 1, 2003, and the Statement of Additional Information, dated April 10, 2003, relating to this prospectus/information statement, are incorporated herein by reference. A copy of the current prospectus for the International Fund I is included with this mailing.
                             _____________________

THE SEC HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS/INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _____________________

      The date of this prospectus/information statement is April 10, 2003

                        PROSPECTUS/INFORMATION STATEMENT

                               TABLE OF CONTENTS


INTRODUCTION AND VOTING INFORMATION.................                       5
  Special Meeting; Voting...........................                       5
  Additional Information............................                       6
SUMMARY.............................................                       7
  The Plan..........................................                       7
  Reasons for the Proposed Combination..............                       7
  Investment Objectives and Policies................                       8
  Fees and Expenses of the Series...................                       9
  Purchases.........................................                       13
  Exchanges.........................................                       13
  Redemption Procedures and Fees....................                       13
  Dividends and Distributions.......................                       14
  Federal Income Tax Consequences of the Proposed Combination              14
  Costs and Expenses................................                       14
  Continuation of Shareholder Accounts..............                       14
PRINCIPAL RISK FACTORS..............................                       14
THE PLAN............................................                       15
  Plan of Acquisition...............................                       15
  Description of Securities to Be Issued............                       16
  Reasons for the Proposed Combination..............                       16
  Federal Income Tax Consequences...................                       17
  Capitalization....................................                       18
MANAGEMENT'S DISCUSSION OF INTERNATIONAL FUND PERFORMANCE                  19
COMPARISON OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS             20
ADDITIONAL INFORMATION ABOUT THE FUNDS..............                       23
PROPOSALS OF SHAREHOLDERS...........................                       23
OTHER BUSINESS......................................                       23

APPENDIX A: FORM OF PLAN OF ACQUISITION .............                      24

                      INTRODUCTION AND VOTING INFORMATION

SPECIAL MEETING; VOTING
-----------------------
We are furnishing this prospectus/information statement to you as a shareholder of the International SmallCap Fund, a series of the Investors Fund, in connection with a special meeting of the shareholders of the International SmallCap Fund to be held on May 14, 2003. The purpose of the meeting is to vote on the Plan for the International SmallCap Fund. A copy of the Plan is included as Appendix A. The Plan provides for the combination of the International SmallCap Fund with the International Fund which is also a series of the Investors Fund, as more fully described below. The prospectus/information statement is first being furnished to shareholders on or about April 10, 2003.

THE BOARD OF DIRECTORS OF THE INVESTORS FUND HAS APPROVED THE PLAN AND RECOMMENDS THAT THE SHAREHOLDERS OF THE INTERNATIONAL SMALLCAP FUND VOTE FOR THE PLAN AND THE TRANSACTIONS WHICH IT CONTEMPLATES.

Shareholders of record of the International SmallCap Fund at the close of business on April 7, 2003, the record date, are entitled to vote at the meeting. As of the record date, the International SmallCap Fund had the following shares outstanding and entitled to be voted.

                      OUTSTANDING
    SHARE CLASS         SHARES
    -----------       -----------
 Advisors Preferred   264,189.16
 Advisors Select      190,335.99
 Preferred            218,154.87
 Select               125,528.92
 Institutional          1,046.03
 Class J              627,982.69

Shareholders of the International SmallCap Fund are entitled to one vote for each share of each Class held at the meeting. A quorum for the International SmallCap Fund must be present at the meeting for the transaction of business. The holders of record of one-third of the shares outstanding at the close of business on the record date present at the meeting will constitute a quorum for the meeting. The approval of the Plan by the International SmallCap Fund requires the affirmative vote of a majority of all the votes entitled to be cast by shareholders of the International SmallCap Fund. Abstentions and broker non-votes (votes from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the broker or nominee does not have discretionary power) are counted toward a quorum but do not represent votes cast for the Plan or any other issue. If the shareholders of the International SmallCap Fund do not approve the Plan, the Board will consider possible alternative arrangements, and Principal Management Corporation will continue to manage the International SmallCap Fund.

Proxies of the shareholders of the International SmallCap Fund are not being solicited because Principal Life owned or was authorized to vote a majority of the outstanding shares of the International SmallCap Fund as of the record date, and is expected to be present at the meeting and to vote in favor of approval the Plan.

ADDITIONAL INFORMATION
----------------------
On April 7, 2003, the directors and officers of the Investors Fund together owned less than 1% of each of the International SmallCap Fund's and the International Fund's outstanding shares. Principal Life, Des Moines, Iowa, 50392, an Iowa life insurance company and an affiliate of Principal Management Corporation, the manager of the Funds (the "Manager"), owned of record and beneficially, either directly or through subsidiaries, 29.39% of the outstanding shares of the International Fund. The table below shows the percentage of the outstanding shares of each Class of the International SmallCap Fund owned by Principal Life on April 7, 2003 and based on those holdings, its percentage of ownership at the effective time (3:00 p.m. C.D.T. on August 1, 2003):

                            PRINCIPAL LIFE'S
                              INTERNATIONAL         PRINCIPAL LIFE'S
                              SMALLCAP FUND        INTERNATIONAL FUND
                          PERCENTAGE OWNERSHIP    PERCENTAGE OWNERSHIP
      SHARE CLASS           ON APRIL 7, 2003      AT THE EFFECTIVE TIME
      -----------         ---------------------  -----------------------
 Advisors Preferred               69.77%                 65.27%
 Advisors Select                  65.74                  57.54
 Preferred                        57.30                  24.96
 Select                           99.58                  99.74
 Institutional                   100.00                  91.44
 Class J                           1.67                   1.52

The ultimate parent of Principal Life is Principal Financial Group, Inc.

As of April 7, 2003, the following shareholders owned 5% or more of the outstanding shares of any Class of the Funds:

                                                                       PERCENTAGE
 NAME                                          ADDRESS                OF OWNERSHIP
 ----                                         --------                ------------
INTERNATIONAL FUND I - ADVISORS PREFERRED
CLASS
 Trustar                                      P.O. Box 8963
 FBO SVH Group 401k Profit Sharing Plan       Wilmington, DE 19899       16.4%
 Trustar                                      P.O. Box 8963
 FBO ESS Technology Inc. Salary Saving Plan   Wilmington, DE 19899        18.9
INTERNATIONAL FUND I - ADVISORS SELECT
CLASS
 Trustar                                      P.O. Box 8963
 FBO Ottenbergs Bakers Inc. 401(k)            Wilmington, DE 19899         6.1
 Trustar                                      P.O. Box 8963
 FBO X-Ray Industries Inc. TDS Plan           Wilmington, DE 19899        14.3
 Trustar                                      P.O. Box 8963
 FBO Independent Publications Inc. 401a       Wilmington, DE 19899        17.1
INTERNATIONAL FUND I - PREFERRED CLASS
 Chase Manhattan Bank NA
 FBO Bank Administration Institute 401k       One Chase Square
 Plan                                         Rochester, NY 14643          6.1
 Chase Manhattan Bank NA
 FBO Cancer Therapy & Research Foundation     One Chase Square
 Money Purchase                               Rochester, NY 14643         11.0
 JP Morgan Chase
 FBO Capital District Physicians Health       4 New York Plaza, 2nd
 Plan Inc.                                    Floor
 401(k) Profit Sharing Plan & Trust           New York, NY 10004          20.6
 Trustar
 FBO Moran Towing Corporation Fleet           P.O. Box 8963
 Employee Retirement Plan                     Wilmington, DE 19899        23.0
INTERNATIONAL SMALLCAP FUND - ADVISORS
PREFERRED CLASS
 Trustar                                      P.O. Box 8963               23.8
 FBO Rhode Island Distributing Company        Wilmington, DE 19899
 401(k) Profit Sharing Plan

INTERNATIONAL SMALLCAP FUND - ADVISORS
SELECT CLASS
 Trustar                                      P.O. Box 8963               10.5
 FBO Quaker Windows Products                  Wilmington, DE 19899
 401k Profit Sharing Plan & Trust
 Trustar
 FBO Robbins Motor Transportation Inc. 401k   P.O. Box 8963                5.8
 plan                                         Wilmington, DE 19899
 Trustar                                      P.O. Box 8963                5.0
 FBO Souther Lumber Company 401(k)            Wilmington, DE 19899
 Trustar
 FBO Acme Corrugated Box Co Inc. Profit       P.O. Box 8963                8.6
 Sharing (401k)                               Wilmington, DE 19899
INTERNATIONAL SMALLCAP FUND - PREFERRED
CLASS
 Trustar                                      P.O. Box 8963               23.8
 FBO Rhode Island Distributing Company        Wilmington, DE 19899
 401(k) Profit Sharing Plan

The Investors Fund does not know of any other person who owned at the record date, or will own at the effective time, of record or beneficially 5% or more of the outstanding shares of either of the Funds.

                                    SUMMARY

The following is a summary of certain information contained or incorporated by reference in this prospectus/information statement. It is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus/information statement.

THE PLAN
--------
You are being asked to approve the Plan, which provides for the combination of the International SmallCap Fund with the International Fund. The International SmallCap and International Fund are each a series of the Investors Fund. Under the Plan, at the effective time on the closing date, the International Fund will acquire all the assets and assume all the liabilities of the International SmallCap Fund and issue to the International SmallCap Fund shares of its Preferred Class, Advisors Preferred Class, Select Class, Advisors Select Class, Institutional Class and Class J common stock having a value equal to the net assets of the International SmallCap Fund attributable to each share class. Immediately thereafter, the International SmallCap Fund will distribute all the International Fund shares it receives to its shareholders who own the corresponding class of the International SmallCap Fund shares and thereby redeem all its outstanding shares. Each International SmallCap Fund shareholder will receive International Fund shares equal in value to the shares of the corresponding class of the International SmallCap Fund held by the shareholder at the effective time. If the Plan is approved, the effective time will be 3:00 p.m. C.D.T. on August 1, 2003.

REASONS FOR THE PROPOSED COMBINATION
------------------------------------
The International SmallCap Fund has a relatively small amount of assets and has experienced limited sales of shares. The likelihood that the International SmallCap Fund will achieve significant asset levels in the foreseeable future is low. The Board for the Investors Fund considered these and other factors, and determined that the proposed Plan would be in the best interests of the International SmallCap Fund and its shareholders, that the terms of the Plan are fair and reasonable and that the interests of the shareholders of the International SmallCap Fund will not be diluted as a result of the transactions contemplated by the Plan. The Board believes that the Plan will provide shareholders of the International SmallCap Fund with an investment in a larger growth-oriented, international fund with a more favorable expense ratio than the International SmallCap Fund. The table below reflects the investment performance of the International SmallCap Fund and the International Fund for the periods ended February 28, 2003.

                                   TOTAL RETURN WITH MAXIMUM SALES CHARGE*
                        ---------------------------------------------------------
                                                                        ADVISORS
                                        PREFERRED                       PREFERRED
         FUND                             CLASS                           CLASS
         ----           ----------------------------------------   --------------
                                                   SINCE                       SINCE
                              1-YR.             INCEPTION**        1-YR.    INCEPTION**
                              -----             -----------        -----    -----------
 International Fund          -17.15                -19.70          -17.65     -19.98
 International
 SmallCap Fund               -16.98                -18.15          -17.31     -18.46

                                   TOTAL RETURN WITH MAXIMUM SALES CHARGE*
                                   ------------------
                                                                       ADVISORS
                                         SELECT                         SELECT
         FUND                            CLASS                           CLASS
         ----           ----------------------------------------  -------------------
                                                  SINCE                       SINCE
                             1-YR.             INCEPTION***       1-YR.    INCEPTION**
                             -----             ------------       -----    -----------
 International Fund          -17.49               -19.85          -17.96     -20.21
 International
 SmallCap Fund               -17.00               -18.28          -17.37     -18.58

                                                                TOTAL RETURN WITH MAXIMUM SALES CHARGE*
                                       ---------------------------------------------------------------------------------
                                                               INSTITUTIONAL
                FUND                                               CLASS                                        CLASS J
                ----                   -----------------------------------------                       -----------------
                                                                                  SINCE                                 SINCE
                                                  1-YR.                       INCEPTION***               1-YR.      INCEPTION***
                                                  -----                       ------------               -----      ------------
 International Fund                              -17.20                          -19.06                 -18.71         -19.73
 International SmallCap Fund                     -16.73                          -16.76                 -18.41         -17.55
 *No front-end or back-end sales charge applies to any of the share classes, except Class J shares. A contingent deferred sales charge of 1.00% is charged on redemptions of Class J shares within 18 months of their purchase.
 **Inception Date of December 6, 2000.
 ***Inception Date of March 1, 2001.

INVESTMENT OBJECTIVES AND POLICIES
----------------------------------
The primary investment objective of the International Fund and of the International SmallCap Fund is to seek long-term growth of capital. Each Fund invests primarily in equity securities of non-U.S. companies, but the International SmallCap Fund invests at least 80% of its assets in companies having market capitalizations of less than $2 billion. The International Fund may invest all of its assets in non-U.S. companies having small, medium or large market capitalizations. Thus, while the risks of investing in international stock funds in general are similar for each Fund, each has different risks due to the extent to which each invests in companies with small market capitalizations.

INVESTMENT ADVISORY SERVICES
----------------------------
The Manager serves as investment advisor to the Investors Fund. The Manager has entered into a sub-advisory agreement with Principal Global Investors, LLC ("PGI") to provide investment advisory services to the International SmallCap Fund as well as the International Fund. PGI is a direct wholly-owned subsidiary of Principal Life and an affiliate of the Manager.

Under the sub-advisory agreement, the Manager compensates PGI by paying it a portion of the fee the Manager receives from each Fund. The Manager pays PGI a smaller percentage of the fee it receives from the International Fund than the percentage of the fee it receives from the International SmallCap Fund. The Manager also currently waives a portion of the management fee, or pays expenses of, the Class J shares of each of the Funds. If the Plan is approved, the combined assets of the Funds will continue to be sub-advised by PGI, the Manager will retain a larger portion of the advisory fees it will receive with respect to the assets formerly owned by the International SmallCap Fund, and the overall amount of the Manager's management fee waiver or expense reimbursement for Class J shares will be reduced.

FEES AND EXPENSES OF THE FUNDS
------------------------------
This table describes the fees and expenses that you may pay if you buy and hold shares of either of the Funds.

                              SHAREHOLDER FEES
                  (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                  -----------------------------------------
                                                                     ADVISORS
                                                         PREFERRED   PREFERRED
                                                           CLASS       CLASS
                                                         ---------   ---------
 Maximum sales charge imposed on purchases (as a % of
 offering price)                                           None        None
 Maximum Contingent Deferred Sales Charge ("CDSC") (as
 a % of dollars
 subject to charge)                                        None        None
 Redemption or Exchange Fee                                None        None

                              SHAREHOLDER FEES
                  (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                  -----------------------------------------
                                                                      ADVISORS
                                                             SELECT    SELECT
                                                             CLASS     CLASS
                                                             ------   --------
 Maximum sales charge imposed on purchases (as a % of
 offering price)                                              None      None
 Maximum Contingent Deferred Sales Charge ("CDSC") (as a %
 of dollars
 subject to charge)                                           None      None
 Redemption or Exchange Fee                                   None      None

                              SHAREHOLDER FEES
                  (FEES PAID DIRECTLY FROM YOUR INVESTMENT)
                  -----------------------------------------
                                           INSTITUTIONAL
                                               CLASS                  CLASS J
                                           -------------            -----------
 Maximum sales charge imposed on
 purchases (as a % of offering price)          None                   None
 Maximum Contingent Deferred Sales Charge
 ("CDSC") (as a % of dollars
 subject to charge)                            None                   1.00/(1)/
 Redemption or Exchange Fee                    None                   1.00/(2)/
                                                          /    /         /
///(1)/
   A contingent deferred sales charge of 1% applies on certain redemptions of shares made within 18 months after they are purchased.//
///(2)/
   Redemption fees or exchange fees are charged on redemptions or exchanges of $50,000 or more of shares redeemed within 30 days after they are purchased.

One-time fees
-------------
.. Class J shares have no initial sales charge but may be subject to a CDSC. If you sell (redeem) shares and the CDSC is imposed, it will reduce the amount of sales proceeds.
.. A redemption fee or exchange fee of 1.00% is charged on redemptions or exchanges of Class J shares of $50,000 or more if the shares were purchased within 30 days of the redemption or exchange. The fee is calculated as a percentage of market value at the time the shares are redeemed or exchanged.

The operating expenses attributable to each share class of each Fund (as a percentage of the average daily net assets) for the fiscal year ended October 31, 2002 were as follows:

                                    INTERNATIONAL SMALLCAP FUND
                                -----------------------------------
                                           ADVISORS
                                PREFERRED  PREFERRED
   FUND OPERATING EXPENSES        CLASS      CLASS     SELECT CLASS*
   -----------------------      ---------  ---------   -------------
Management Fees                   1.20%      1.20%         1.20%
12b-1 Fees                        0.00       0.25          0.10
Other Expenses                    0.26       0.32          0.28
                                  ----       ----          ----
Total Operating Expenses          1.46%      1.77%         1.58%

                                   INTERNATIONAL SMALLCAP FUND
                                ---------------------------------
                                ADVISORS
                                 SELECT   INSTITUTIONAL
   FUND OPERATING EXPENSES       CLASS        CLASS       CLASS J*
   -----------------------      --------  -------------   --------
Management Fees                  1.20%        1.20%         1.20%
12b-1 Fees                       0.30         0.00          0.50
Other Expenses                   0.45         0.00          2.27
                                 ----         ----          ----
Total Operating Expenses         1.95%        1.20%         3.97%

                                        INTERNATIONAL FUND
                                -----------------------------------
                                           ADVISORS
                                PREFERRED  PREFERRED
   FUND OPERATING EXPENSES        CLASS      CLASS     SELECT CLASS*
   -----------------------      ---------  ---------   -------------
Management Fees                   0.90%      0.90%         0.90%
12b-1 Fees                        0.00       0.25          0.10
Other Expenses                    0.26       0.32          0.28
                                  ----       ----          ----
Total Operating Expenses          1.16%      1.47%         1.28%

                                                                   INTERNATIONAL FUND
                                           --------------------------------------------------------
                                                ADVISORS
                                                 SELECT              INSTITUTIONAL
         FUND OPERATING EXPENSES                  CLASS                  CLASS                  CLASS J**
         -----------------------                --------             -------------              ---------
Management Fees                                   0.90%                  0.90%                    0.90%
12b-1 Fees                                        0.30                   0.00                     0.50
Other Expenses                                    0.45                   0.00                     1.24
                                                  ----                   ----                     ----
Total Operating Expenses                          1.65%                  0.90%                    2.64%

* A Distribution Plan and Agreement was adopted by the Investors Fund pursuant to Rule 12b-1 for the Select Class shares effective June 10, 2002.

** The Manager has voluntarily agreed to limit the expenses paid by the Class J shares of the International Fund and the International SmallCap Fund. The Manager intends to pay expenses normally payable by Class J shares of the International Fund and the International SmallCap Fund through the period ending February 29, 2004. The effect of the expense limitation is to reduce each Fund's Class J shares annual operating expenses. The limitation will maintain a total level of operating expenses for Class J shares of the International Fund and the International SmallCap Fund (expressed as a percent of average net assets attributable to Class J shares on an annualized basis) not to exceed:
     . 2.15% for the International SmallCap Fund through February 28, 2003, and 2.10% thereafter through February 29, 2004.
     . 1.85% for the International Fund through February 28, 2003, and 2.10% thereafter through February 29, 2004.

The International Fund's expenses, assuming implementation of the Plan on August 1, 2003, as a percentage of average daily net assets are as follows:

                                           INTERNATIONAL FUND
                                   ----------------------------------
                                              ADVISORS
                                   PREFERRED  PREFERRED
     FUND OPERATING EXPENSES         CLASS      CLASS     SELECT CLASS
     -----------------------       ---------  ---------   ------------
 Management Fees                     0.90%      0.90%        0.90%
 12b-1 Fees                          0.00       0.25         0.10
 Other Expenses                      0.26       0.32         0.28
                                     ----       ----         ----
 Total Operating Expenses            1.16%      1.47%        1.28%

                                                                      INTERNATIONAL FUND
                                              -------------------------------------------------------
                                                   ADVISORS
                                                    SELECT              INSTITUTIONAL
          FUND OPERATING EXPENSES                    CLASS                  CLASS                  CLASS J*
          -----------------------                  --------             -------------              --------
 Management Fees                                     0.90%                  0.90%                    0.90%
 12b-1 Fees                                          0.30                   0.00                     0.50
 Other Expenses                                      0.45                   0.00                     1.31
                                                     ----                   ----                     ----
 Total Operating Expenses                            1.65%                  0.90%                    2.71%

* The Manager has voluntarily agreed to limit the expenses paid by the Class J shares of the International Fund. The Manager intends to pay expenses normally payable by Class J shares of the International Fund through the period ending February 29, 2004. The effect of the expense limitation is to reduce the International Fund's Class J shares annual operating expenses. The limitation will maintain a total level of operating expenses for Class J shares of the International Fund (expressed as a percent of average net assets attributable to Class J shares on an annualized basis) not to exceed 2.10%.

The following is an example of the effect of the operating expenses of each of the Funds as of October 31, 2002. The examples assume (1) a 5% annual return, and (2) each Fund's operating expenses remain the same. Although your actual costs may be higher or lower, you would pay the following expenses on a $10,000 investment in shares of each Fund, based upon these assumptions:

                         NUMBER OF YEARS YOU OWN YOUR ADVISORS PREFERRED CLASS SHARES
                        -------------------------------------------------------------
                           1 YEAR         3 YEARS         5 YEARS          10 YEARS
                        -------------  --------------  --------------  -----------------
 International Fund         $150            $465            $803            $1,757
 International
 SmallCap Fund               180             557             959             2,084

                        NUMBER OF YEARS YOU OWN YOUR ADVISORS SELECT CLASS SHARES
                        ----------------------------------------------------------
                           1 YEAR        3 YEARS        5 YEARS         10 YEARS
                        ------------  -------------  -------------  ----------------
 International Fund         $168          $520          $   897          $1,955
 International
 SmallCap Fund               198           612            1,052           2,275

                         NUMBER OF YEARS YOU OWN YOUR PREFERRED CLASS SHARES
                        ----------------------------------------------------
                          1 YEAR       3 YEARS       5 YEARS        10 YEARS
                        -----------  ------------  ------------  ---------------
 International Fund        $118          $368          $638          $1,409
 International
 SmallCap Fund              149           462           797           1,746

                            NUMBER OF YEARS YOU OWN YOUR SELECT CLASS SHARES
                           -------------------------------------------------
                             1 YEAR      3 YEARS      5 YEARS       10 YEARS
                           ----------  -----------  -----------  --------------
 International Fund           $130        $406         $702          $1,545
 International SmallCap
 Fund                          161         499          860           1,878

                         NUMBER OF YEARS YOU OWN YOUR INSTITUTIONAL CLASS SHARES
                        --------------------------------------------------------
                           1 YEAR        3 YEARS        5 YEARS         10 YEARS
                        ------------  -------------  -------------  ----------------
 International Fund         $ 92          $287           $498            $1,108
 International
 SmallCap Fund               122           381            660             1,455

                                     IF YOU SELL YOUR CLASS J SHARES
                              --------------------------------------------
                               NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                              --------------------------------------------
                               1 YEAR    3 YEARS     5 YEARS       10 YEARS
                              --------  ---------  ------------  ------------
 International Fund             $369     $  820         $1,400      $2,973
 International SmallCap Fund     500      1,210    2,037             4,181

                                  IF YOU DO NOT SELL YOUR CLASS J SHARES
                              --------------------------------------------
                               NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                              --------------------------------------------
                               1 YEAR     3 YEARS     5 YEARS      10 YEARS
                              ---------  ----------  ----------  -------------
 International Fund             $267       $  820      $1,400       $2,973
 International SmallCap Fund     399        1,210       2,037        4,181

The following is an example of the effect of the operating expenses of the International Fund, assuming implementation of the Plan on August 1, 2003. The examples assume (1) a 5% annual return, and (2) the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, you would pay the following expenses on a $10,000 investment in shares of the International Fund, based upon these assumptions:

                      NUMBER OF YEARS YOU OWN YOUR ADVISORS PREFERRED CLASS SHARES
                     -------------------------------------------------------------
                        1 YEAR         3 YEARS         5 YEARS          10 YEARS
                     -------------  --------------  --------------  -----------------
 International Fund      $150            $465            $803            $1,757

                     NUMBER OF YEARS YOU OWN YOUR ADVISORS SELECT CLASS SHARES
                     ----------------------------------------------------------
                        1 YEAR        3 YEARS        5 YEARS         10 YEARS
                     ------------  -------------  -------------  ----------------
 International Fund      $168          $520           $897            $1,955

                      NUMBER OF YEARS YOU OWN YOUR PREFERRED CLASS SHARES
                     ----------------------------------------------------
                       1 YEAR       3 YEARS       5 YEARS        10 YEARS
                     -----------  ------------  ------------  ---------------
 International Fund     $118          $368          $638          $1,409

                      NUMBER OF YEARS YOU OWN YOUR SELECT CLASS SHARES
                     -------------------------------------------------
                       1 YEAR      3 YEARS      5 YEARS       10 YEARS
                     ----------  -----------  -----------  --------------
 International Fund     $130        $406         $702          $1,545

                      NUMBER OF YEARS YOU OWN YOUR INSTITUTIONAL CLASS SHARES
                     --------------------------------------------------------
                        1 YEAR        3 YEARS        5 YEARS         10 YEARS
                     ------------  -------------  -------------  ----------------
 International Fund      $92           $287           $498            $1,108

                            IF YOU SELL YOUR CLASS J SHARES
                     --------------------------------------------
                      NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                     --------------------------------------------
                      1 YEAR     3 YEARS     5 YEARS      10 YEARS
                     ---------  ----------  ----------  -------------
 International Fund    $376        $841       $1,435       $3,041

                         IF YOU DO NOT SELL YOUR CLASS J SHARES
                     --------------------------------------------
                      NUMBER OF YEARS YOU OWN YOUR CLASS J SHARES
                     --------------------------------------------
                      1 YEAR     3 YEARS     5 YEARS      10 YEARS
                     ---------  ----------  ----------  -------------
 International Fund    $274        $841       $1,435       $3,041

PURCHASES
---------
Shares of the International Fund and the International SmallCap Fund are offered for sale through Princor Financial Services Corporation ("Princor"), a broker-dealer that is also the principal underwriter for the Investors Fund, or other dealers which it selects.

ONGOING FEES
------------
The International Fund and the International SmallCap Fund pay ongoing fees to the Manager. Some of the share classes of each Fund also pay ongoing fees to Princor and others who provide services to the funds. These fees reduce the value of each share you own.

DISTRIBUTION (12B-1) FEES
-------------------------
The Investors Fund has adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act for its Advisors Preferred, Advisors Select, Select and Class J shares for the International Fund and the International SmallCap Fund. Under each Distribution Plan, each Fund pays a fee to Princor based on the average daily net asset values attributable to these share classes. These ongoing fees pay expenses relating to distribution of shares of the four share classes referred to above and for services Princor and other selling dealers provide to shareholders of those classes of shares. Because they are ongoing, the fees may, over time, exceed other types of sales charges such as front-end charges or contingent deferred sales charges.

    SHARE CLASS        12B-1 FEE
    -----------        ---------
 Advisors Preferred      0.25%
 Advisors Select         0.30%
 Select                  0.10%
 Class J                 0.50%

EXCHANGES
---------
Shares of the International Fund and the International SmallCap Fund may be exchanged, without payment of a sales charge or CDSC, for shares of the same class of other series of the Investors Fund. If Class J shares are exchanged for Class J shares of another series, the shares acquired by the exchange will be subject to the applicable CDSC imposed by the new series; however, the holding period of the Class J shares exchanged is added to the holding period of the acquired Class J shares for purposes of determining the applicable charge.

REDEMPTION PROCEDURES AND FEES
------------------------------
Shares of the International Fund and the International SmallCap Fund may be redeemed at a price equal to the net asset value of the shares next computed following the receipt of a request for redemption in proper form with respect to Class J shares, the amount you receive will be reduced by any applicable CDSC or redemption fee.

Generally, the sale proceeds are sent to you on the day following the day you place the sell order.

DIVIDENDS AND DISTRIBUTIONS
---------------------------
The International Fund and the International SmallCap Fund each pay its net investment income on an annual basis. Payments are made to shareholders of record on the business day prior to the payment date. The payment date is December 23rd (or previous business day).

Net realized capital gains, if any, are distributed annually. Generally the distribution is made on the fourth business day of December. Payments are made to shareholders of record on the business day prior to the payable date. Capital gains the Funds distribute to shareholders may be taxable at different rates, depending on the length of time that the Fund holds its assets.

Immediately prior to implementation of the Plan, the International Fund and the International SmallCap Fund will pay a dividend or dividends which, together with all previous dividends, will have the effect of distributing to their respective shareholders all of their investment company taxable income for taxable years ending on or prior to the implementation (computed without regard to any deduction for dividends paid) and all of its net capital gains, if any, realized in taxable years ending on or prior to the implementation (after reduction for any available capital loss carry forward). Such dividends will be included in the taxable income each Fund distributes to its shareholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED COMBINATION
-----------------------------------------------------------
The combination will be a tax-free "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of tax counsel to the Investors Fund, no gain or loss will be recognized by either Fund or either Fund's shareholders in connection with the combination, and the tax cost basis of the International Fund shares received by shareholders of the International SmallCap Fund will equal the tax cost basis of their shares in the International SmallCap Fund and their holding period of the International Fund shares will include the time during which the shareholders held the International SmallCap Fund shares.

COSTS AND EXPENSES
------------------
The Manager will bear all out-of-pocket fees and expenses incurred by the Fund in connection with the transactions contemplated by the Plan.

CONTINUATION OF SHAREHOLDER ACCOUNTS
------------------------------------
At the effective time of the Plan, you will cease to be a shareholder of the International SmallCap Fund and will become a shareholder of the International Fund owning the same class of shares of the International Fund having the same value as the investment you had in the International SmallCap Fund at the effective time.

                             PRINCIPAL RISK FACTORS

The primary investment objective of the International Fund and the International SmallCap Fund is to seek long-term growth of capital. Each Fund invests primarily in equity securities of foreign companies, but the International SmallCap Fund invests at least 80% of its assets in companies having market capitalizations of less than $2 billion. The International Fund may invest all of its assets in common stock of non-U.S. companies having small, medium or large market capitalizations. Thus, while the risks of investing in international stock funds in general are similar for each Fund, each has different risks due to the extent to which each invests in companies with small market capitalizations. As with all mutual funds, as the values of the assets of each Fund rise or fall, the share prices change for each. If you sell your shares when their value is less than the price you paid, you will lose money.

MAIN RISKS
Because it purchases equity securities, each Fund is subject to the risk that prices of securities it owns will fall over short or extended periods of time. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. In response, the price of securities issued by such companies may decline. These factors contribute to price volatility. In addition, foreign stocks carry risks that are not generally found in stocks of U.S. companies. These include the risk that a foreign security could lose value as a result of political, financial and economic events in foreign countries. In addition, foreign securities may be subject to securities regulators with less stringent accounting and disclosure standards than are required of U.S. companies.

The International SmallCap Fund invests primarily in small companies and the International Fund may invest in small, medium or large companies. While small companies may offer greater opportunities for capital growth than larger, more established companies, they also involve greater risk and should be considered speculative. Small to mid-sized companies may pose greater risk due to narrow product lines, limited financial resources, less depth in management or a limited trading market for their securities. Historically, these securities have fluctuated in price more than larger company securities, especially over the short-term.


                                    THE PLAN


PLAN OF ACQUISITION
-------------------
The terms of the Plan are summarized below. The summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A.

Under the Plan, the International Fund will acquire all the assets and assume all the liabilities of the International SmallCap Fund and will issue to the International SmallCap Fund the number of shares of Common Stock of each share class of the International Fund that has a net asset value equal to the net asset value attributable to each corresponding share class of the International
SmallCap Fund.   We expect that the closing date will be August 1, 2003,
assuming shareholder approval of the Plan, and that the effective time will be the close of regular trading on the NYSE at 3:00 P.M., Central Daylight Time, on that date. The Fund will determine their net asset values as of the effective time using the procedures described in the Investors Fund's prospectus (the procedures applicable to the International Fund and the International SmallCap Fund are identical). The International Fund will issue to the International SmallCap Fund a number of shares of each share class equal to the value of the net assets of each corresponding share class of the International SmallCap Fund outstanding at the effective time. The International SmallCap Fund will be managed such that at the effective time it will hold only cash or other securities that are eligible investments for the International Fund.

Immediately after the effective time, the International SmallCap Fund will distribute to you its International Fund shares of the same class as the International SmallCap Fund shares you own in exchange for all your International SmallCap Fund shares of that class. You will receive shares of the International Fund that are equal in value to the shares of the International SmallCap Fund you surrender in the exchange. In connection with the exchange, the International Fund will credit on its books an appropriate number of its shares to the account of each International SmallCap Fund shareholder, and the International SmallCap Fund will cancel on its books all its shares registered to the account of that shareholder. Any outstanding certificate for International SmallCap Fund shares that is not surrendered will be deemed to represent the number of International Fund shares for which the International SmallCap Fund shares have been exchanged. After the effective time, the International SmallCap Fund will dissolve in accordance with applicable law.

The consummation of the transactions contemplated by the Plan for the International SmallCap Fund is subject to the approval of the Plan by the shareholders of the International SmallCap Fund. The Plan may be amended, but no amendment may be made to the Plan which in the opinion of the Board of Directors would materially adversely affect the interests of the shareholders of the International SmallCap Fund after the shareholders of the International SmallCap Fund have approved the Plan. The Board of Directors may terminate the Plan at any time before the effective time if it believes that consummation of the transactions contemplated by the Plan would not be in the best interests of the shareholders.

The Manager will pay all fees and out-of-pocket expenses incurred by the Funds in connection with the transactions contemplated by the Plan.

DESCRIPTION OF SECURITIES TO BE ISSUED
--------------------------------------
The share classes of the International Fund are shares of common stock, par value $.01 per share. They have the same rights with respect to the International Fund as the share classes of the International SmallCap Fund have with respect to the International SmallCap Fund. Each share is entitled to one vote and has equal rights with every other share as to dividends, earnings, voting, assets and redemption. There is no cumulative voting for directors. Shares are fully paid and non-assessable, have no preemptive or conversion rights and are freely transferable. Each fractional share has proportionately the same rights as are provided for a full share. As of April 7, 2003, the International Fund had the following number of shares of each class outstanding:

                      OUTSTANDING
    SHARE CLASS          SHARES
    -----------       -----------
 Advisors Preferred     356,237.18
 Advisors Select        310,966.88
 Preferred              571,571.36
 Select                  76,094.34
 Institutional          720,323.05
 Class J              2,122,744.35

REASONS FOR THE PROPOSED COMBINATION
------------------------------------
The International SmallCap Fund has a relatively small amount of assets and has experienced limited sales of shares. The likelihood that the International SmallCap Fund will achieve significant asset levels in the foreseeable future is low. The Board for the International SmallCap Fund considered these and other factors and determined that the proposed Plan would be in the best interests of the International SmallCap Fund and its shareholders, that the terms of the Plan are fair and reasonable and that the interests of the shareholders of the International SmallCap Fund will not be diluted as a result of the transactions contemplated by the Plan.

The Plan has been approved by the Board of Directors of the International Fund and the International SmallCap Fund, including all of the directors who are not "interested persons" as defined in Section 2(a)(19) of the Investment Company Act. In approving the Plan, the Board considered the following factors, among others: (1) possible alternatives to the Plan; (2) the terms and conditions of the Plan and whether its implementation would result in dilution of shareholder interests or involve overreaching by any person concerned; (3) the advantages to the International SmallCap Fund's shareholders of investing in a larger asset pool with greater diversification; (4) any direct or indirect fees or expenses incurred by the Fund as a result of the Plan; (5) expense ratios and available information regarding the fees and expenses of the Funds, including any change in fees or expenses to be paid or borne by shareholders of the International SmallCap Fund (direct or indirectly) as a result of the Plan; (6) comparative investment performances of the Funds; (7) the direct or indirect federal income tax consequences of the Plan to shareholders of the International SmallCap Fund; (8) the continuity of or changes in services to be provided to shareholders following implementation of the Plan; and (9) the compatibility of the investment objectives and policies of the Funds and changes with respect to the investment objectives and policies of the International SmallCap Fund that will result from the Plan.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------
To be considered a tax-free "reorganization" under Section 368 of the Code, a reorganization must exhibit a continuity of business enterprise. Because the International Fund will use a portion of the International SmallCap Fund's assets in its business and will continue the International SmallCap Fund's historic business, the combination of the International SmallCap Fund with the International Fund will exhibit a continuity of business enterprise. Therefore, the combination will be considered a tax-free "reorganization," under applicable provisions of the Code. In the opinion of tax counsel to the Investors Fund, no gain or loss will be recognized by either of the Funds or their shareholders in connection with the combination, the tax cost basis of the International Fund shares received by shareholders of the International SmallCap Fund will equal the tax cost basis of their shares in the International SmallCap Fund, and their holding periods for the International Fund shares will include their holding periods for the International SmallCap Fund shares.

As of October 31, 2002, the International SmallCap Fund had an accumulated capital loss carryforward in the amount of approximately $1,605,000. After the reorganization, this loss will be available to the International Fund to offset its capital gains, although the amount of offsetting losses available in any given year may be limited. As a result of this limitation, it is possible that the International Fund may not be able to use these losses as rapidly as the International SmallCap Fund might have, and part of these losses may not be usable at all. The ability of the International Fund to utilize the accumulated capital loss carry-forward in the future depends upon a variety of factors that cannot be known in advance, including the existence of capital gains against which these losses may be offset. In addition, the benefits of any capital loss carryfoward currently are available only to shareholders of the International SmallCap Fund. After the reorganization, however, these benefits will inure to the benefit of all shareholders of the International Fund.

The foregoing is only a summary of the principal federal income tax consequences of the combination and should not be considered to be tax advice. There can be no assurance that the Internal Revenue Service will concur on all or any of the issues discussed above. You may wish to consult with your own tax advisers regarding the federal, state, and local tax consequences with respect to the foregoing matters and any other considerations which may apply in your particular circumstances.

CAPITALIZATION
--------------
The following table shows the capitalization of the International SmallCap Fund and the International Fund separately, as of February 28, 2003, and combined in the aggregate (unaudited), as of that date, giving effect to the Plan:

                                     INTERNATIONAL SMALLCAP FUND
                                  ----------------------------------
                                   ADVISORS                 ADVISORS
                                  PREFERRED   PREFERRED      SELECT
                                    CLASS       CLASS        CLASS
                                  ---------   ---------     --------
 Net Assets                       $1,673,949  $1,428,696   $1,251,169
 Net Asset Value Per Share             $6.43       $6.46        $6.42
 Shares Outstanding                  260,163     221,130      195,019

                                      INTERNATIONAL SMALLCAP FUND
                                  -----------------------------------
                                   SELECT   INSTITUTIONAL
                                   CLASS        CLASS        CLASS J
                                   ------   -------------    -------
 Net Assets                       $807,164    $932,332      $3,923,261
 Net Asset Value Per Share           $6.45       $6.48           $6.44
 Shares Outstanding                125,207     143,931         609,053

                                          INTERNATIONAL FUND
                                  ----------------------------------
                                   ADVISORS                 ADVISORS
                                  PREFERRED   PREFERRED      SELECT
                                    CLASS       CLASS        CLASS
                                  ---------   ---------     --------
 Net Assets                       $1,719,582  $3,779,709   $1,958,946
 Net Asset Value Per Share             $6.16       $6.17        $6.12
 Shares Outstanding                  279,182     612,444      320,145

                                          INTERNATIONAL FUND
                                 ------------------------------------
                                  SELECT   INSTITUTIONAL
                                  CLASS        CLASS         CLASS J
                                  ------   -------------     -------
 Net Assets                      $468,770   $30,999,736    $12,194,398
 Net Asset Value Per Share          $6.16         $6.18          $6.15
 Shares Outstanding                76,094     5,013,510      1,984,033

                                    COMBINED INTERNATIONAL FUND
                                 ----------------------------------
                                  ADVISORS                 ADVISORS
                                 PREFERRED   PREFERRED      SELECT
                                   CLASS       CLASS        CLASS
                                 ---------   ---------     --------
 Net Assets                      $3,393,531  $5,208,405   $3,210,115
 Net Asset Value Per Share            $6.16       $6.17        $6.12
 Shares Outstanding                 550,927     844,000      524,585

                                     COMBINED INTERNATIONAL FUND
                                --------------------------------------
                                  SELECT    INSTITUTIONAL
                                  CLASS         CLASS         CLASS J
                                  ------    -------------     -------
 Net Assets                     $1,275,934   $31,932,068    $16,117,659
 Net Asset Value Per Share           $6.16         $6.18          $6.15
 Shares Outstanding                207,128     5,164,373      2,621,961

           MANAGEMENT'S DISCUSSION OF INTERNATIONAL FUND PERFORMANCE


The following discussion relates to the performance of the International Fund during its most recent fiscal year, which ended October 31, 2002.

                                                 MSCI                    Morningstar
                                   Total         EAFE                   Foreign Stock
                                   Return
Year Ended October 31,     IN       @NAV       Index-ND       Total       Category      Total Return
----------------------     --       ----       --------       Return      --------
                          10,000                    10,000                     10,000
                  2001     7,288   -27.12%           7,573     -24.27%          7,634         -23.66%


LOGO


International equity markets posted negative returns in the last year, largely due to concerns about the sustainability of the global economic recovery. The Principal Investors Fund - International Fund I outperformed the MSCI Europe, Australasia and Far East (EAFE) Index by approximately 1.6% for the one-year period ending October 31, 2001, returning -12.33%, compared to -13.21% for the Index.

Initial market performance in the fiscal year was positive as companies experienced a rebound in business after the September 11 terrorist attacks. This strong economic and company performance faded in the second half of 2002. The sluggish economic growth negatively impacted company earnings and ultimately resulted in weak equity markets from July through September.

The Fund outperformed the Index based on strong stock selection in the information technology, energy and financials sectors. In the technology sector, we added value within semiconductor equipment and products. Samsung Electronics was a strong performer for the Fund. In the energy sector, returns were generated with the holdings in integrated oil companies trading on discount valuations. The focus on retail banks and insurance companies with solid balance sheets was the correct strategy within the financials sector.

The best performing sectors in the last year were consumer staples, basic materials and consumer discretionary. In general, the bright spot in the global economy continues to be the ongoing consumer spending. The basic materials industry benefited from better commodity prices and cheap valuations. On the negative side, the information technology and telecommunication services sectors were hit particularly hard. Companies in these sectors suffer from weak pricing and poor balance sheets.

Fund managers are currently finding good value in the basic materials and consumer staples sectors. The pharmaceuticals, information technology and financial sectors are viewed less favorably. The Fund's investment positioning is a result of implementing a bottom-up, borderless philosophy in international investing. This philosophy focuses on in-depth research of companies and investing at discount valuations.

/ //1)/ MORNINGSTAR FOREIGN STOCK CATEGORY consists of foreign-stock funds that can invest in any country outside the United States. Most of these funds divide their assets among a dozen or more developed markets, including Japan, Britain, France, and Germany. They tend to invest the rest in emerging markets such as Hong Kong, Brazil, Mexico and Thailand.
/ //2)/ MORGAN STANLEY CAPITAL INTERNATIONAL (MSCI) EAFE (EUROPE, AUSTRALIA AND
 FAR EAST) INDEX is a stock index designed to measure the investment returns of developed economies outside of North America.

         COMPARISON OF INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS


The investment objectives of each Fund is fundamental and certain investment restrictions which are designated as such in each Fund's prospectus or Statement of Additional Information are fundamental policies that may not be changed without approval by the holders of the lesser of: (i) 67% of the Fund's shares present or represented at a shareholder's meeting at which the holders of more than 50% of such shares are present or represented by proxy; or (ii) more than 50% of the outstanding shares of the Funds. All other investment policies and restrictions are not fundamental and may be changed by the Investors Fund Board of Directors without shareholder approval.

INTERNATIONAL FUND
------------------
The International Fund seeks long-term growth of capital.

INTERNATIONAL FUND STRATEGY
The International Fund invests in a portfolio of equity securities of companies domiciled in any of the nations of the world. The International Fund invests in securities of:
.. companies with their principal place of business or principal office outside the U.S.;
.. companies for which the principal securities trading market is outside the
  U.S.; and
.. companies, regardless of where their securities are traded, that derive 50% or more of their total revenue from goods or services produced or sales made outside the U.S.

The International Fund has no limitation on the percentage of assets that are invested in any one country or denominated in any one currency. However under normal market conditions, the International Fund intends to have at least 80% of its assets invested in companies in at least three different countries. One of those countries may be the U.S. though currently the International Fund does not intend to invest in equity securities of U.S. companies.

Investments may be made anywhere in the world. Primary consideration is given to securities of corporations of Western Europe, North America and Australasia (Australia, Japan and Far East Asia). Changes in investments are made as prospects change for particular countries, industries or companies.

In choosing investments for the International Fund, the Sub-Advisor, PGI, pays particular attention to the long-term earnings prospects of the various companies under consideration. PGI then weighs those prospects relative to the price of the security.

INTERNATIONAL SMALLCAP FUND
---------------------------
The International SmallCap Fund seeks long-term growth of capital.

INTERNATIONAL SMALLCAP FUND STRATEGY
The International SmallCap Fund invests primarily in equity securities of non-U.S. companies with comparatively smaller market capitalizations. Under normal market conditions, the International SmallCap Fund invests at least 80% of its assets in securities of companies having market capitalizations of $2 billion or less at the time of purchase. Market capitalization is defined as total current market value of a company's outstanding common stock.

The International SmallCap Fund invests in securities of:
.. companies with their principal place of business or principal office outside the U.S.;
.. companies for which the principal securities trading market is outside the
  U.S.; and
.. companies, regardless of where their securities are traded, that derive 50% or more of their total revenue from goods or services produced or sales made outside the U.S.

PGI diversifies the International SmallCap Fund's investments geographically. There is no limitation on the percentage of assets that may be invested in one country or denominated in any one currency. However, under normal market circumstances, the International SmallCap Fund intends to invest at least 65% of its assets in securities of companies of at least three countries.

In addition to having similar investment objectives, the International Fund and the International SmallCap Fund have many similar investment policies and restrictions.

INTERNATIONAL SMALLCAP FUND AND INTERNATIONAL FUND INVESTMENT POLICIES AND RESTRICTIONS
Fundamental Restrictions
------------------------
Each of the following restrictions for the International SmallCap Fund and International Fund is a matter of fundamental policy and may not be changed without shareholder approval. The International SmallCap Fund and International Fund may not:
  . Issue any senior securities as defined in the Investment Company Act, as amended. Purchasing and selling securities and futures contracts and options thereon and borrowing money in accordance with restrictions described below do not involve the issuance of a senior security.
  . Invest in physical commodities or commodity contracts (other than foreign currencies), but it may purchase and sell financial futures contracts, options on such contracts, swaps and securities backed by physical commodities.
  . Invest in real estate, although it may invest in securities that are secured by real estate and securities of issuers that invest or deal in real estate. . Borrow money, except that it may a) borrow from banks (as defined in the
    Investment Company Act, as amended) or other financial institutions or through reverse repurchase agreements in amounts up to 33 1/3% of its total assets (including the amount borrowed); b) to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes; c) obtain short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities; and d) purchase securities on margin to the extent permitted by applicable law (the deposit or payment of margin in connection with transactions in options and financial futures contracts is not considered purchase of securities on margin).
  . Make loans, except that the Fund may a) purchase and hold debt obligations in accordance with its investment objective and policies; b) enter into repurchase agreements; and c) lend its portfolio securities without limitation against collateral (consisting of cash or securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities) equal at all times to not less than 100% of the value of the securities loaned. This limit does not apply to purchases of debt securities or commercial paper.
  . Invest more than 5% of its total assets in the securities of any one issuer
    (other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities) or purchase more than 10% of the outstanding voting securities of any one issuer, except that this limitation shall apply only with respect to 75% of the total assets of the Fund.
  . Act as an underwriter of securities, except to the extent that the Fund may be deemed to be an underwriter in connection with the sale of securities held in its portfolio.
  . Concentrate its investments in any particular industry, except that the Fund may invest up to 25% of the value of its total assets in a single industry, provided that, when the Fund has adopted a temporary defensive posture, there shall be no

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    limitation on the purchase of obligations issued or guaranteed by the U.S.
    Government or its agencies or instrumentalities.
  . Sell securities short (except where the Fund holds or has the right to obtain at no added cost a long position in the securities sold that equals or exceeds the securities sold short).

Non-Fundamental Restrictions
----------------------------
The International SmallCap Fund and International Fund have also adopted the following restrictions that are not fundamental policies and that may be changed without shareholder approval. It is contrary to the International SmallCap Fund and International Fund's present policy to:
  . Invest more than 15% of its net assets in illiquid securities and in repurchase agreements maturing in more than seven days except to the extent permitted by applicable law.
  . Pledge, mortgage or hypothecate its assets, except to secure permitted borrowings. The deposit of underlying securities and other assets in escrow and other collateral arrangements in connection with transactions in put or call options, futures contracts and options on futures contracts are not deemed to be pledges or other encumbrances.
  . Invest in companies for the purpose of exercising control or management.
  . Enter into a) any futures contracts and related options for non-bona fide hedging purposes within the meaning of Commodity Futures Trading Commission
    (CFTC) regulations if the aggregate initial margin and premiums required to establish such positions will exceed 5% of the fair market value of the Fund's net assets, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; and b) any futures contracts if the aggregate amount of such Fund's commitments under outstanding futures contracts positions would exceed the market value of its total assets.
  . Invest more than 5% of its total assets in real estate limited partnership interests.
  . Acquire securities of other investment companies in reliance on Section
    12(d) (1) (F) or (G) of the Investment Company Act.

The International SmallCap Fund has also adopted a non-fundamental restriction which requires it, under normal circumstances, to invest at least 80% of its net assets in companies having market capitalizations of less than $2 billion.


INVESTMENT ADVISORY SERVICES
----------------------------
The Manager serves as investment advisor to the Investors Fund. The Manager has entered into a sub-advisory agreement with PGI to provide investment advisory services to the International SmallCap Fund as well as the International Fund. PGI is a direct wholly-owned subsidiary of Principal Life and an affiliate of the Manager. The International Fund paid the Manager a fee equal to 0.90% (0.0% for the Class J shares after waiver) of the International Fund's average daily net assets for services provided during the fiscal year ended October 31, 2002 and the Manager paid PGI a sub-advisory fee equal to 0.11% of such assets.

The Manager has also entered into a sub-advisory agreement with PGI to provide investment advisory services to the International SmallCap Fund. The International SmallCap Fund paid the Manager a fee equal to 1.20% (0.0% for the Class J shares after waiver) of the International SmallCap Fund's average daily net assets for services provided during the fiscal year ended October 31, 2002 and the Manager paid PGI a sub-advisory fee of 0.50% of such assets.

If the Plan is approved, the combined assets of the Funds will continue to be sub-advised by a sub-advisor affiliated with the Manager, the Manager will retain a larger portion of the advisory fees it will receive with respect to the assets formerly owned by the International SmallCap Fund, and the amount of the management fee waiver or expense reimbursement for Class J shares by the Manager will be reduced.

                     ADDITIONAL INFORMATION ABOUT THE FUNDS

Additional information about the Funds is available in their annual reports to shareholders for the year ended October 31, 2002, and in the following documents which have been filed with the SEC: prospectus and Statement of Additional Information for the Investors Fund (including the International Fund and International SmallCap Fund) dated March 1, 2003; and Statement of Additional Information for the registration statement of which this prospectus/information statement is a part, dated April 10, 2003. You may obtain copies of the annual reports to shareholders, the prospectuses and the Statements of Additional Information by contacting Princor Financial Services Corporation at Des Moines, Iowa 50392-2080, or by telephoning shareholder services toll-free at 1-800-247-4123.

Each of the Funds is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act, as applicable. Accordingly, each files reports, proxy materials and other information with the SEC. You may inspect those reports, proxy materials and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D. C. 20549. Copies of such materials also may be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, or at no charge from the EDGAR database on the Commission's website at "www.sec.gov."

                           PROPOSALS OF SHAREHOLDERS

A shareholder who has an issue that he or she would like to have included in the agenda at a Principal Investors Fund shareholder meeting should send the proposal to the Fund at the Principal Financial Group, Des Moines, Iowa 50392-0200. To be considered for presentation at a shareholders meeting, the proposal must be received a reasonable time before a solicitation is made for such meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

                                 OTHER BUSINESS

We do not know of any business to be brought before the meeting other than the matters set forth in this prospectus/information statement.